EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 27, 2024, relating to the financial statements of Columbia Banking System, Inc., and the effectiveness of Columbia Banking System, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Columbia Banking System, Inc. for the year ended December 31, 2023.
/s/ Deloitte & Touche LLP
Portland, Oregon
May 8, 2024